Exhibit 99.1

2018 Second Quarter Results Investor Presentation

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include future financial and operating results, expectations, intentions and other statements that are not historical facts such as our future effective tax rate. Such statements are based on information available at the time of this communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-Looking Statements

Company Overview 4 Second Quarter Highlights 8 Investment Securities 13 Loans and Leases 15 Credit Quality 24 Deposits 28 Net Interest Margin 31 Controlled Expenses 36 Strong Franchise Value 39 Non-GAAP Measurements 42 Presentation Index

Company Overview

We are a commercial bank focused on core deposit growth paired with national lending and venture banking platforms NASDAQ traded (PACW) with a market capitalization of $6.3 billion (1) Average daily trading volume of 849,482 shares over the last three months (1) Dividend: $2.40 per share, 4.8% yield (1); dividend increased 20% in 2Q18 5th largest publicly-traded bank headquartered in California with total assets of $24.5 billion, loans and leases of $16.9 billion and deposits of $17.9 billion at June 30, 2018 Profitable Growth Net earnings of $115.7 million, return on average assets (“ROAA”) of 1.93% and return on average tangible equity (“ROATE”) of 20.98% for 2Q18 Industry leading tax equivalent NIM of 5.18% for 2Q18 Loan and lease production of $1.26 billion in 2Q18 $15.6 billion of core deposits with cost of average total deposits of 37 basis points for 2Q18 NPAs at 0.69% of total loans and leases and foreclosed assets Efficiency ratio of 39.8 % in 2Q18 Experienced acquirer with 29 bank and finance company acquisitions since 2000 Analyst coverage: BMO Capital Markets, D.A. Davidson & Co., FIG Partners, B. Riley FBR, JMP Securities, Keefe, Bruyette & Woods, Piper Jaffray, Raymond James, Sandler O’Neill & Partners, Stephens Inc., SunTrust Robinson Humphrey, Wedbush Morgan, Wells Fargo Securities (1) As of July 27, 2018 Company Overview

Business Model Community Banking National Lending Venture Banking Pacific Western Bank Attractive branch network with 74 full service branches in California Offers a full suite of deposit products and services, including on-line banking Focused on business lending products, including commercial real estate and tax-exempt Limited consumer loan offerings Borrower relationships generally include a deposit account Efficient deposit model with average Community Banking branch size of $160 million Diversified by loan and lease type, geography and industry Asset-Based Lending (ABL) Lender Finance & Timeshare, Equipment Financing, Premium Finance and General ABL Security Cash Flow Lending Commercial Real Estate General, Multifamily, SBA, Healthcare and Construction Focus on small to middle-market businesses Expertise in niche segments limits new competitors Borrower relationships may include deposit accounts and treasury services Five banking groups: Technology, Life Sciences, Equity Funds Group, Structured Finance, Specialty Finance Operates a single branch in Durham, NC with $6.1 billion in deposits Offices located in key innovative hubs across the United States Offers a comprehensive suite of financial services for venture-backed companies and their venture capital and private equity investors Provides comprehensive treasury management solutions, including credit cards and international-related products and services to clients Borrower relationships almost always include a deposit account Operates Square 1 Asset Management (registered investment advisor)

Source: SNL Financial and FactSet Research Systems; Market data as of June 30, 2018. Note: KBW Regional Bank Index (KRX) includes 50 institutions with a median market cap of $4.4 billion as of June 30, 2018; median weighted by market capitalization. Five Year Total Return

Second Quarter Highlights

See “Non-GAAP Measurements” slides beginning on page 42. Second Quarter Highlights Robust Earnings Net earnings of $115.7 million EPS of $0.92 ROAA and ROATE of 1.93% and 20.98% (1) Industry Leading Net Interest Margin Tax equivalent NIM of 5.18%, up 7bps from 1Q18 Tax equivalent yield on average loans and leases of 6.30%, up 19bps from 1Q18 Low Efficiency Ratio Efficiency ratio of 39.8% Average branch size of $239 million in deposits Noninterest expense to average assets of 2.11% Profitable Deposit Base Cost of average total deposits of 37 bps, up 6bps from 1Q18 Core deposits represent 87% of total deposits Loan and Lease Production and Credit Quality Loan and lease production of $1.26 billion Net loan and lease growth of $430 million NPAs to total loans and leases and foreclosed assets of 0.69% Classified loans and leases to total loans and leases of 1.40% Strong Capital Levels Tangible common equity ratio of 9.86% (1) Consolidated CET1 and total capital ratios of 10.61% and 13.51% Tangible book value per share of $17.35 (1)

See “Non-GAAP Measurements” slides beginning on page 42. . Financial Highlights ? ($ in millions, except per share amounts) 2Q18 1Q18 Q / Q Total Assets 24,530 $ 24,149 $ 2% Loans and Leases Held for Investment, net of deferred fees 16,885 $ 16,455 $ 3% Total Deposits 17,929 $ 18,079 $ -1% Core Deposits 15,586 $ 15,662 $ 0% Net Earnings 115.7 $ 118.3 $ -2% Earnings Per Share 0.92 $ 0.93 $ -1% Return on Average Assets ("ROAA") 1.93% 1.99% -0.06 Return on Average Tangible Equity ("ROATE") (1) 20.98% 21.08% -0.10 Tangible Common Equity Ratio (1) 9.86% 10.43% -0.57 Tangible Book Value Per Share (1) 17.35 $ 17.75 $ -2% Tax Equivalent Net Interest Margin 5.18% 5.11% 0.07 Efficiency Ratio 39.8% 41.7% -1.9%

Solid Earnings Track Record (In millions, except EPS) 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Net Earnings 82.2 $ 93.9 $ 85.6 $ 78.7 $ 93.6 $ 101.5 $ 84.0 $ 118.3 $ 115.7 $ Diluted EPS 0.68 $ 0.77 $ 0.71 $ 0.65 $ 0.77 $ 0.84 $ 0.66 $ 0.93 $ 0.92 $ $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $1.00 $50 $60 $70 $80 $90 $100 $110 $120 $130 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 EPS Millions Net Earnings Diluted EPS

Solid Capital Position – 2Q18


TCE / TA
12.12% 12.19% 11.54% 11.67% 11.75% 12.02% 10.50% 10.43% 9.86%
8.68% 8.92% 8.64% 8.83% 8.97% 9.06% 9.13% 9.26% 9.28%
2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18
PACW
Median Banks $15-$25B


T1 Leverage
11.92% 12.13% 11.91% 11.87% 11.90% 12.02% 10.66% 10.66% 10.33%
9.16% 9.14% 9.28% 9.29% 9.33% 9.33% 9.72% 9.45% 9.40%
2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18
PACW
Median Banks $15-$25B


Total Capital
16.08% 16.18% 15.56% 15.56% 15.42% 15.74% 13.75% 14.11% 13.51%
13.05% 13.05% 13.22% 13.16% 13.34% 13.17% 13.40% 13.26% 13.25%
2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18
PACW
Median Banks $15-$25B


CET1
12.72% 12.83% 12.31% 12.31% 12.28% 12.52% 10.91% 11.16% 10.61%
10.50% 10.44% 10.90% 10.88% 11.00% 10.87% 10.79% 10.98% 10.75%
2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18
PACW
Median Banks $15-$25B

PacWest Bancorp

Source: SNL Financial using data as of July 27, 2018

Second Quarter 2018 | PACW | p. 12

Investment Securities

3.16% overall portfolio tax equivalent yield (2) (1) Fair value at 6/30/18 (2) Yield is for 2Q18 Investment Portfolio Average Life and Effective Duration Municipal Securities Composition Diversified Investment Portfolio 6.7 6.8 7.0 6.5 6.4 5.7 5.9 6.0 5.7 5.6 3 4 5 6 7 8 2Q17 3Q17 4Q17 1Q18 2Q18 Years Average Life Effective Duration SBA Securities, $77.3mm, 2% Agency Residential MBS, $263.6mm, 7% U.S. Treasuries, $262.3mm, 7% Agency Residential CMOs, $554.9mm, 14% Agency Commercial MBS, $1,097.2mm, 28% Private CMOs, $102.0mm, 3% Municipal Securities, $1,412.1mm, 37% Other, $88.1mm, 2% $3.9 Billion Total Portfolio (1) S&P Ratings % Total Issue Type % Total AAA 11% G.O. Limited 7% AA 80% G.O. Unlimited 45% A 3% Revenue 48% BBB 1% Not Rated 5% 100% 100%

Loans and Leases

Diversified Loan and Lease Portfolio ($ in millions) $ Mix $ Mix Real Estate Mortgage: Commercial 5,010 $ 30% 4,419 $ 28% Residential 2,556 15% 1,719 11% Total Real Estate Mortgage 7,566 45% 6,138 39% RE Construction & Land: Commercial 831 5% 692 5% Residential 1,043 6% 473 3% Total RE Construction & Land 1,874 11% 1,165 8% Total Real Estate 9,440 56% 7,303 47% Commercial: Asset-based 3,184 19% 2,656 17% Venture capital 2,008 12% 2,001 13% Other commercial 1,874 11% 3,185 20% Total Commercial 7,066 42% 7,842 50% Consumer 379 2% 398 3% Total Loans HFI (1) 16,885 $ 100% 15,543 $ 100% (1) Net of deferred fees 6/30/2018 6/30/2017 Commercial Mortgage Residential Mortgage Commercial Construction Residential Construction Asset - based Venture capital Other commercial Consumer As of June 30, 2018

Diversified Loan and Lease Portfolio Other Commercial, $3,305mm, 35% Income Producing Residential, $2,414mm, 26% Construction & Land, $1,874mm, 20% Healthcare, $611mm, 6% Hospitality, $553mm, 6% SBA, $542mm, 6% Other Residential, $141mm, 1% Real Estate ($9.4B) Lender Finance & Timeshare, $1,821mm, 57% Equipment Finance, $663mm, 21% Premium Finance, $300mm, 9% Other, $400mm, 13% Asset - Based ($3.2B) ($ in millions) $ Mix $ Mix Real Estate: Other Commercial 3,305 $ 35% 2,321 $ 32% Income Producing Residential 2,414 26% 1,596 22% Construction & Land 1,874 20% 1,165 16% Healthcare 611 6% 902 12% Hospitality 553 6% 712 9% SBA 542 6% 484 7% Other Residential 141 $ 1% 123 $ 2% Total Real Estate 9,440 $ 100% 7,303 $ 100% 6/30/2018 6/30/2017 ($ in millions) $ Mix $ Mix Asset-Based: Lender Finance & Timeshare 1,821 $ 57% 1,435 $ 54% Equipment Finance 663 21% 614 23% Premium Finance 300 9% 194 7% Other 400 13% 413 16% Total Asset-Based 3,184 $ 100% 2,656 $ 100% 6/30/2018 6/30/2017

Diversified Loan and Lease Portfolio ($ in millions) $ Mix $ Mix Venture Capital: Expansion Stage 1,010 $ 50% 951 $ 48% Equity Fund Loans 551 27% 310 15% Early Stage 292 15% 450 22% Late Stage 155 8% 290 15% Total Venture Capital 2,008 $ 100% 2,001 $ 100% 6/30/2018 6/30/2017 ($ in millions) $ Mix $ Mix Other Commercial: Secured Business Loans 687 $ 36% 350 $ 11% Security Monitoring 577 31% 546 17% Unsecured Business Loans 223 12% 140 4% Cash Flow 134 7% 1,977 62% Municipal 95 5% 16 1% SBA 88 5% 95 3% HOA Loans 70 4% 61 2% Total Other Commercial 1,874 $ 100% 3,185 $ 100% 6/30/2018 6/30/2017 Secured Business Loans, $687mm, 36% Security Monitoring, $577mm, 31% Unsecured Business Loans, $223mm, 12% Cash Flow, $134mm, 7% Municipal, $95mm, 5% SBA, $88mm, 5% HOA Loans, $70mm, 4% Other Commercial ($1.9B) Expansion Stage, $1,010mm, 50% Equity Fund Loans, $551mm, 27% Early Stage, $292mm, 15% Late Stage, $155mm, 8% Venture Capital ($2.0B)

Construction & Land Loans- $1.87 billion at 6/30/18

- PacWest originates construction loans in both its National Lending and Community Banking groups.
- The National Lending (NL) construction group was started in early 2015 with the hiring of a seasoned team with multiple years of experience working together.
- NL originates primarily non or limited recourse, primarily up to 60% loan-to-cost loans to high quality, experienced, well capitalized institutional sponsors for ground-up construction and renovation projects.
- NL loans are structured with completion guaranties, debt service/carry guaranties, standard non-recourse carve-outs and environmental indemnity. Proceeds generally are not advanced until all equity and subordinated debt has been invested, substantially reducing the "out of the ground" risk.
- NL considers projects in the top 25 MSAs where the senior team has experience, market knowledge and contacts. Current concentrations are in California, New York City and Washington DC.
- Community Banking (CB) originates construction loans primarily within Pacific Western Bank's Southern California footprint.
- The CB may advance up to 70% of cost, but on a full recourse basis to well-capitalized sponsors with whom the Bank has prior lending experience.

($ in millions)	National Lending	Community Banking
Outstanding balance	$ 805	$ 1,069
Unfunded commitments	$ 1,375	$ 781
Weighted average coupon	6.65%	5.90%
Average commitment	$ 36.9	$ 3.1
Classified loans	$ 10.5	$ 0.4

Total Construction Portfolio by Property Type



Industrial, SFR, Mixed-use & Other, 25%
Multi-family apts, 28%
Condominiums, 12%
Hospitality, 11%
Office, 9%
Land, 9%
Retail, 6%

Construction Commitments



NL-$0-25mm, 9%
NL-$25mm-50mm, 31%
NL-$50mm-100mm, 12%
NL-$100mm-150mm, 3%
CB-$0-10mm, 19%
CB-$10mm-25mm, 12%
CB-$25mm-100mm, 8%
CB-$100mm-150mm, 6%

PacWest Bancorp

Second Quarter 2018 | PACW | p. 19

Loan Types Construction- significant projects include: Redevelopment in Chicago’s exclusive Gold Coast luxury retail district A Walmart Supercenter-anchored shopping center in Inland Empire region of Southern California A grocery-anchored community shopping center in Cary, N.C. High traffic retail infill on San Vicente Blvd. in Los Angeles Owner-Occupied Not adversely affected by rental market volatility SBA retail is 100% owner-occupied SBA guarantied portions retained (75% average guaranty) CRE Traditional retail-focused commercial real estate lending including: National Lending $207mm portfolio of 12 loans across 9 states with $17.2mm average balance focused on lifestyle centers, urban luxury centers and grocery-anchored centers Community Banking $362mm portfolio almost entirely in California focused on suburban retail/strip centers and single tenant retail storefronts Only one traditional retail mall; placed on nonaccrual in 2Q18. (1) $45.3 million in classified loans at June 30, 2018 with related SBA guarantees totaling $0.6 million. Retail Real Estate Portfolio Overview Outstanding balance: $766mm (1) /4.5% of Loans

SNCs are not a line of business. SNC relationships are included in business line balances. SNCs are facilities greater than $100 million with a federally supervised agent/lead bank shared by three or more federally supervised financial institutions. At June 30th, 32 SNC borrowers with $881 million outstanding; down 55% from $1.945 billion at 2Q17. Credit underwriting standards are the same as standards applied to all loans. No energy-related SNCs. At June 30th, no nonaccrual balance and $31 million (3.5%) in classified loans. Shared National Credit (SNC) Relationships RE Rental & Leasing, $138mm, 16% Consumer Finance, $160mm, 18% Real Estate Development, $64mm, 7% Healthcare RE, $135mm, 15% Other, $67mm, 8% Security Monitoring, $251mm, 28% Technology, $66mm, 8% $881 Million of SNC Loans at 6/30/2018

Loan and Lease Production of $1.26 Billion in 2Q18 The weighted average rate on new production presents contractual rates and does not include amortized fees. Amortized fees added approximately 30 basis points to loan yields in 2017 and 31 basis points in 2018. $1,078 $1,003 $1,556 $745 $1,257 $700 $722 $724 $747 $1,204 $956 $903 $729 $931 $1,154 $587 $638 $813 $936 $829 $1,778 $1,725 $2,280 $1,492 $2,461 $1,543 $1,541 $1,542 $1,867 $1,983 4.0% 4.5% 5.0% 5.5% 6.0% $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 Q2 Q3 Q4 Q1 Q2 2017 2018 Avg. Rate on Production Millions Production Disbursements Payoffs Paydowns Avg Production/Disbursements Avg Payoffs/Paydowns Rate on Production ($ in millions) Production/ Disbursements Payoffs/ Paydowns Net Change Rate on Production (1) 2Q18 2,461 $ 1,983 $ 478 $ 5.00% 1Q18 1,492 1,867 (375) 5.36% 4Q17 2,280 1,542 738 4.95% 3Q17 1,725 1,541 184 5.04% 2Q17 1,778 1,543 235 4.93%

Impact of Rising Rates on the Loan and Lease Portfolio Cumulative Amount of Loans Rate Increase Needed to Reprice (In millions) $10,654 1 to 100 bps $10,755 > 100 bps Repricing of Variable-Rate Loans Amount % (In millions) 1-month LIBOR 5,498 $ 2-month LIBOR 42 3-month LIBOR 106 6-month LIBOR 1,732 12-month LIBOR 134 Total LIBOR-based Loans 7,512 56% Prime Rate 4,600 34% Other Index 1,348 10% Total Variable/Hybrid Loans 13,460 $ 100% Variable-Rate and Hybrid Loans by Index $1,113 $836 $795 $3,447 1 Year 2 Years 3 Years > 3 Years Fixed/Hybrid Years to Maturity/Repricing ( In Millions ) Fixed - Rate, 20% Variable - Rate, 64% Hybrid, 16% Loan Portfolio by Repricing Type

Credit Quality

Credit Quality Trends (1)

($ in thousands)		2Q17	3Q17	4Q17	1Q18	2Q18
Nonaccrual Loans and Leases HFI	$	172,576	157,697	155,784	103,725	113,745
As a % of Loans and Leases HFI	%	1.12%	1.01%	0.92%	0.63%	0.67%
Nonperforming Assets	$	185,854	169,327	157,113	105,461	115,976
As a % of Loans and Leases & Foreclosed Assets	%	1.20%	1.08%	0.93%	0.64%	0.69%
Classified Loans and Leases HFI (2)	$	339,977	344,777	278,405	208,042	236,292
As a % of Loans and Leases HFI	%	2.20%	2.21%	1.65%	1.26%	1.40%
Credit Loss Provision	$	12,500	15,500	6,500	4,000	17,500
As a % of Average Loans and Leases (annualized)	%	0.33%	0.40%	0.15%	0.10%	0.43%
Trailing Twelve Months Net Charge-offs	$	56,802	53,991	62,957	49,723	45,912
As a % of Average Loans and Leases	%	0.37%	0.35%	0.40%	0.31%	0.28%
Allowance for Credit Losses (ACL) (3)	$	159,142	173,579	161,647	167,136	167,500
As a % of Loans and Leases HFI	%	1.03%	1.11%	0.96%	1.02%	0.99%
ACL / Nonaccrual Loans and Leases HFI	%	92.22%	110.07%	103.76%	161.14%	147.26%

(1) Amounts and ratios related to 2018 periods are for total loans and leases. Amounts and ratios for 2017 periods are for Non-PCI loans and leases.
(2) Classified loans and leases are those with a credit risk rating of substandard or doubtful.
(3) Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded loan commitments.

PacWest Bancorp

Second Quarter 2018 | PACW | p. 25

Key Credit Trends – Loans HFI 1.03% 1.11% 0.96% 1.02% 0.99% 2Q17 3Q17 4Q17 1Q18 2Q18 ACL / Loans and Leases 2.20% 2.21% 1.65% 1.26% 1.40% 2Q17 3Q17 4Q17 1Q18 2Q18 Classified Loans and Leases / Loans and Leases 1.12% 1.01% 0.92% 0.63% 0.67% 2Q17 3Q17 4Q17 1Q18 2Q18 Nonaccrual Loans and Leases / Loans and Leases 1.20% 1.08% 0.93% 0.64% 0.69% 2Q17 3Q17 4Q17 1Q18 2Q18 NPAs / Loans and Leases and Foreclosed Assets

Nonaccrual and Delinquent Loan and Lease Detail

	Nonaccrual Loans and Leases				Accruing and 30 -89 Days Past Due	
	6/30/2018		3/31/2018		6/30/2018	3/31/2018
($ in thousands)	Balance	% of Loan Category	Balance	% of Loan Category	Balance	Balance
Real estate mortgage:						
Commercial	$ 33,105 [(A)]	0.7%	$ 19,116	0.4%	$ 2,620	$ 23,505
Residential	3,527	0.1%	5,225	0.2%	2,983	708
Total real estate mortgage	36,632	0.5%	24,341	0.3%	5,603	24,213
Real estate construction and land:						
Commercial	-	0.0%	-	0.0%	-	-
Residential	10,450 [(B)]	1.0%	-	0.0%	5,969	2,605
Total R.E. construction and land	10,450	0.5%	-	0.0%	5,969	2,605
Commercial:						
Asset-based	29,677	0.9%	32,838	1.1%	-	-
Venture capital	27,940	1.4%	21,861	1.1%	-	-
Other commercial	8,782 [(C)]	0.5%	24,434	1.3%	230	663
Total commercial	66,399	0.9%	79,133	1.2%	230	663
Consumer	264	0.1%	251	0.1%	75	1,000
Total	$ 113,745	0.7%	$ 103,725	0.6%	$ 11,877	$ 28,481

(A) Substantially all of the increase is due to the addition of one loan secured by a traditional retail mall.
(B) Increase due to a single loan.
(C) Decrease due primarily to the sale of a $14.5 million loan.

At June 30, 2018, the Company's ten largest loan relationships on nonaccrual status had an aggregate book balance of $81.5 million and represented 72% of total nonaccrual loans and leases.

PacWest Bancorp

Second Quarter 2018 | PACW | p. 27

Deposits

Does not include $2.4 billion and $1.8 billion of client investment funds held at June 30, 2018 and June 30, 2017, respectively. Deposit Detail Core: 87% Core: 78% Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Non - core non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 June 30, 2018 Noninterest - bearing demand deposits Interest checking deposits Money market deposits Savings deposits Non - core non - maturity deposits Time deposits $250,000 and under Time deposits over $250,000 June 30, 2017 ($ in millions) Deposit Category Amount % of Total Amount % of Total Noninterest-bearing demand deposits 8,126 $ 45% 6,701 $ 40% Interest checking deposits 2,185 12% 1,762 10% Money market deposits 4,632 26% 4,034 24% Savings deposits 644 4% 721 4% Total core deposits 15,587 87% 13,218 78% Non-core non-maturity deposits 607 3% 1,329 8% Total non-maturity deposits 16,194 90% 14,547 86% Time deposits $250,000 and under 1,394 8% 1,941 12% Time deposits over $250,000 341 2% 387 2% Total time deposits 1,735 10% 2,328 14% Total deposits (1) 17,929 $ 100% 16,875 $ 100% June 30, 2018 June 30, 2017

Deposit Portfolio Includes brokered time deposits of $501 million with a weighted average maturity of 6 months and a weighted average cost of 1.79%. (In millions) Time Deposits Time Deposits Total $250,000 Over Time Time Deposit Maturities and Under $250,000 Deposits Due in three months or less 490 $ 184 $ 674 $ Due in over three months through six months 437 99 536 Due in over six months through twelve months 365 40 405 Due in over 12 months through 24 months 74 15 89 Due in over 24 months 28 3 31 Total 1,394 $ (1) 341 $ 1,735 $ June 30, 2018 $16.9 $16.8 $18.9 $18.1 $17.9 0.00% 0.20% 0.40% 0.60% 0.80% 0.0 5.0 10.0 15.0 20.0 25.0 2Q17 3Q17 4Q17 1Q18 2Q18 Cost Balance ($ in Billions) Core Deposits Non-Core Deposits Cost of Interest-Bearing Deposits Cost of Total Deposits

Net Interest Margin

Includes 27bps in Q1 2016 and 29bps in Q4 2016 due to accelerated discount accretion from the payoff of nonaccrual PCI loans. Source: SNL Financial using data as of July 27, 2018 (1) Industry Leading Tax Equivalent Net Interest Margin (1) (1) 5.46% 5.22% 5.53% 5.33% 5.26% 5.47% 5.16% 5.21% 5.08% 4.97% 5.11% 5.18% 3.49% 3.49% 3.46% 3.45% 3.45% 3.47% 3.47% 3.57% 3.63% 3.74% 3.71% 3.79% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 PACW Reported NIM Banks $15-$25B Reported NIM

Includes 34bps in Q1 2016 and 35bps in Q4 2016 due to accelerated discount accretion from the payoff of nonaccrual PCI loans. Source: SNL Financial using data as of July 27, 2018 Higher Loan Yields From Disciplined & Diversified Lending (1) (1) (1) 6.34% 6.21% 6.57% 6.24% 6.17% 6.31% 5.94% 6.07% 6.01% 5.89% 6.11% 6.30% 4.26% 4.25% 4.22% 4.19% 4.20% 4.22% 4.23% 4.36% 4.46% 4.57% 4.60% 4.74% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 PACW - Reported Loan Yield Banks $15-$25B - Reported Loan Yield

Source: SNL Financial using data as of July 27, 2018 Deposit Franchise: 2Q18 Deposit Cost of 37 Basis Points 0.33% 0.24% 0.23% 0.20% 0.19% 0.19% 0.21% 0.25% 0.31% 0.30% 0.31% 0.37% 0.30% 0.31% 0.33% 0.33% 0.34% 0.34% 0.36% 0.36% 0.41% 0.44% 0.48% 0.58% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 PACW - Reported Deposit Cost Banks $15-$25B - Reported Deposit Cost

Asset-Sensitive Balance Sheet Benefits From Rising Rates Note: The above table presents forecasted net interest income and net interest margin for the next 12 months using the forward yield curve as the base scenario and shocking the static balance sheet for immediate and sustained parallel upward movements in interest rates of 100, 200 and 300 basis points. ($ in millions) Forecasted Percentage Forecasted Net Interest Income Change Net Interest Margin Interest Rate Scenario (Tax Equivalent) From Base (Tax Equivalent) Up 300 basis points 1,126.9 $ 10.6% 5.35% Up 200 basis points 1,093.4 7.3% 5.19% Up 100 basis points 1,058.5 3.9% 5.02% Base case 1,018.8 - 4.83% June 30, 2018 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Base Up 100 Up 200 Up 300 PacWest Bancorp IRR Model Results - % Change in NII - Year 1 Static Balance Sheet - June 30, 2018 Sudden Parallel Shocks PACW

Controlled Expenses

Source: SNL Financial using data as of July 27, 2018 Efficiency Ratio Trend 39.6% 39.3% 38.5% 40.6% 40.1% 40.1% 41.4% 40.3% 40.4% 41.0% 41.7% 39.8% 65.7% 62.0% 64.2% 63.0% 61.6% 62.9% 62.6% 61.2% 59.8% 63.2% 59.1% 58.8% 35.0% 40.0% 45.0% 50.0% 55.0% 60.0% 65.0% 70.0% 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 PACW Reported Efficiency Ratio Banks $15-$25B Median Efficiency Ratio

Focus and Execution Drive Efficiency 41.6% 38.5% 39.8% 40.8% 41.7% 39.8% 2014 2015 2016 2017 Q1'18 Q2'18 Efficiency Ratio $147 $193 $203 $245 $238 $239 2014 2015 2016 2017 Q1'18 Q2'18 Average Branch Size ($ - M)

Strong Franchise Value

National Lending Combined With California Branch Network Los Angeles, CA Durham, NC Chevy Chase, MD Chicago, IL St. Louis, MO Denver, CO New York, NY Boston, MA Minneapolis, MN Austin, TX Campbell, CA Menlo Park, CA San Francisco, CA Seattle, WA Atlanta, GA San Diego, CA National Lending office Venture Banking office Community Banking branch

California-Based Public Banks and Thrifts

As of June 30, 2018

Rank	Company Name	Ticker		Assets ($000)	
1	Wells Fargo & Company	WFC	$	1,879,700,000	
2	First Republic Bank	FRC	$	93,851,460	
3	SVB Financial Group	SIVB	$	55,867,745	
4	East West Bancorp, Inc.	EWBC	$	38,072,954	
5	PacWest Bancorp	PACW	$	24,529,557	
6	Cathay General Bancorp	CATY	$	16,197,748	
7	Hope Bancorp, Inc.	HOPE	$	14,870,008	
8	Banc of California, Inc.	BANC	$	10,319,280	
9	BofI Holding, Inc.	BOFI	$	9,982,320	*
10	Pacific Premier Bancorp, Inc.	PPBI	$	8,158,131	
11	CVB Financial Corp.	CVBF	$	8,093,863	
12	Farmers & Merchants Bank of Long Beach	FMBL	$	7,274,369	
13	Opus Bank	OPB	$	7,193,326	
14	Luther Burbank Corporation	LBC	$	6,510,233	
15	First Foundation, Inc.	FFWM	$	5,966,001	
16	Mechanics Bank	MCHB	$	5,676,392	*
17	Westamerica Bancorporation	WABC	$	5,577,844	
18	Hanmi Financial Corporation	HAFC	$	5,415,202	
19	TriCo Bancshares	TCBK	$	4,863,153	
20	Preferred Bank	PFBC	$	3,958,804	
21	Community Bank	CYHT	$	3,714,062	
22	Grandpoint Capital Inc.	GPNC	$	3,258,267	*
23	Heritage Commerce Corp	HTBK	$	3,123,207	
24	Farmers & Merchants Bancorp	FMCB	$	3,059,983	*
25	1867 Western Financial Corporation	WFCL	$	2,961,843	*
26	Exchange Bank	EXSR	$	2,611,850	
27	Bank of Marin Bancorp	BMRC	$	2,465,042	
28	Sierra Bancorp	BSRR	$	2,425,443	
29	River City Bank	RCBC	$	2,082,390	
30	American Business Bank	AMBZ	$	2,021,252	

* Assets are as of March 31, 2018. All assets amounts using data from SNL Financial as of July 31, 2018.

PacWest Bancorp

Second Quarter 2018 | PACW | p. 41

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The table on the following slide presents reconciliations of certain GAAP to non-GAAP financial measures. Non-GAAP Measurements

Tangible Common Equity Ratio/Tangible Book Value Per Share

($ in thousands, except per share amounts)	PacWest Bancorp Consolidated June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Tangible Common Equity Ratio & Tangible Book Value Per Share					
Stockholders' equity	$ 4,777,959	$ 4,867,490	$ 4,977,598	$ 4,610,668	$ 4,559,905
Less: Intangible assets	2,616,363	2,621,950	2,628,296	2,201,137	2,204,186
Tangible common equity	$ 2,161,596	$ 2,245,540	$ 2,349,302	$ 2,409,531	$ 2,355,719
Total assets	$ 24,529,557	$ 24,149,330	$ 24,994,876	$ 22,242,932	$ 22,246,877
Less: Intangible assets	2,616,363	2,621,950	2,628,296	2,201,137	2,204,186
Tangible assets	$ 21,913,194	$ 21,527,380	$ 22,366,580	$ 20,041,795	$ 20,042,691
Equity to assets ratio	19.48%	20.16%	19.91%	20.73%	20.50%
Tangible common equity ratio (1)	9.86%	10.43%	10.50%	12.02%	11.75%
Book value per share	$ 38.36	$ 38.47	$ 38.65	$ 37.96	$ 37.55
Tangible book value per share (2)	$ 17.35	$ 17.75	$ 18.24	$ 19.84	$ 19.40
Shares outstanding	124,567,950	126,537,871	128,782,878	121,449,794	121,448,321
Return on Average Tangible Equity					
Net earnings	$ 115,735	$ 118,276	$ 84,037	$ 101,466	$ 93,647
Average stockholders' equity	$ 4,832,480	$ 4,901,207	$ 4,920,498	$ 4,592,489	$ 4,545,276
Less: Average intangible assets	2,619,351	2,625,593	2,495,876	2,202,922	2,205,814
Average tangible common equity	$ 2,213,129	$ 2,275,614	$ 2,424,622	$ 2,389,567	$ 2,339,462
Return on average equity	9.61%	9.79%	6.78%	8.77%	8.26%
Return on average tangible equity (3)	20.98%	21.08%	13.75%	16.85%	16.06%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

(3) Annualized net earnings divided by average tangible common equity

PacWest Bancorp

Second Quarter 2018 | PACW | p. 43